                                                                 Rule 424(b)(3)
                                                             File No. 333-18009
                                                      Republic Industries, Inc.



SUPPLEMENT NO. 2 DATED JANUARY 15, 1997 TO PROSPECTUS DATED DECEMBER 18, 1996



        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:


                                                  Shares Beneficially        Shares to be Offered
                                                     Owned Prior to             for The Selling
Selling Stockholder                                   The Offering           Stockholder's Account
-------------------                               -------------------        ---------------------

Lisa Long Kennedy TTEE UAD 10/23/95 The Long
  1995 Irrevocable Trust . . . . . . . . . . . . .        -0-                        12,027
Bassam and Kimberly Salman . . . . . . . . . . . .        -0-                           722
Karen Yono . . . . . . . . . . . . . . . . . . . .        -0-                           481
Karla Atchoo . . . . . . . . . . . . . . . . . . .        -0-                           481
Enoud Ammori . . . . . . . . . . . . . . . . . . .        -0-                           481
Niala Ammori . . . . . . . . . . . . . . . . . . .        -0-                           481
Saber Ammori . . . . . . . . . . . . . . . . . . .        -0-                           962
Omar Ammori  . . . . . . . . . . . . . . . . . . .        -0-                           962
Fortune Five Club  . . . . . . . . . . . . . . . .        -0-                           481
Natalie Sheena . . . . . . . . . . . . . . . . . .        -0-                           241
JJSV-DBA Pizza Papalis . . . . . . . . . . . . . .        -0-                         2,405
Jimmy G. Rabban  . . . . . . . . . . . . . . . . .        -0-                           481
Roy Rabban . . . . . . . . . . . . . . . . . . . .        -0-                           481

